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                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                   ANALYSIS OF ALLOWANCE FOR LOAN LOSSES AND         EXHIBIT 99D
                         NON-PERFORMING ASSETS ("NPA")
                             At September 30, 1997
                            (dollars in thousands)
                                  (Unaudited)

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                                                  Allowance for
                                                   Loan Losses              Allowance for                NPA
                         Gross       Allowance      As a % of                Loan Losses              As a % of    Allowance for
                         Loan           for        Gross Loan      Non-       As a % of              Gross Loan     Loan Losses
                       Portfolio        Loan        Portfolio     Accrual    Non-Accrual              Portfolio      As a % of
Property Type           Balance        Losses        Balance      Loans         Loans         NPA      Balance          NPA
-------------          ----------     --------    -------------  --------   -------------  --------  -----------   -----------
Single-family
    1-4 units         $ 9,091,337     $ 45,672        0.50%      $ 85,787       53.24%     $113,201      1.25%        40.35%
Multi-family:
    5-36 units          1,453,674       39,887        2.74%        14,484      275.39%       23,632      1.63%       168.78%
    37 or more units      347,409       14,760        4.25%         1,503      982.04%        1,503      0.43%       982.04%
Non-residential         1,067,392       38,229        3.58%        25,186      151.79%       48,962      4.59%        78.08%
Commercial                213,155        6,687        3.14%         2,169      308.30%        2,169      1.02%       308.30%
Consumer                  123,629       13,362       10.81%           782     1708.70%          782      0.63%      1708.70%
                      -----------     --------                   --------                  --------
                      $12,296,596     $158,597        1.29%      $129,911      122.08%     $190,249      1.55%        83.36%
                      ===========     ========                   ========                  ========
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